Registration No. 333-_______
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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549

                       ----------------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               ------------------

                        S E A  C O N T A I N E R S  L T D.
             (Exact name of registrant as specified in its charter)

                Bermuda                                  98-0038412
    (State or other jurisdiction of         (I.R.S. Employer Identification No.)
    incorporation or organization)

                               22 Victoria Street
                             Hamilton HM 12, Bermuda
               (Address of Principal Executive Offices) (Zip Code)

                               Sea Containers Ltd.
                             2004 Stock Option Plan
                            (Full title of the plan)

                               John T. Landry, Jr.
                           Sea Containers America Inc.
                           1114 Avenue of the Americas
                          New York, New York 10036-7703
                     (Name and address of agent for service)

                                 (212) 302-5066
          (Telephone number, including area code, of agent for service)

                               ------------------
                                    Copy to:
                                Stephen V. Burger
                          Carter Ledyard & Milburn LLP
                                  2 Wall Street
                          New York, New York 10005-2072
                                 (212) 732-3200

                         CALCULATION OF REGISTRATION FEE

===============================================================================================================
                                                     Proposed              Proposed
Title of securities           Amount to be       maximum offering           maximum             Amount of
 to be registered              registered         price per share      aggregate offering     registration fee
                                                                             price
---------------------------------------------------------------------------------------------------------------
Class A and class B
  common shares,
  par value $.01 each         500,000 shares          $12.50(1)            $6,250,000(1)           $736

Preferred share
  purchase rights             500,000 rights             -- (2)                   -- (2)           None

(1) Calculated pursuant to Rule 457(h) upon the basis of the average of the high and low prices (both $12.50) of a class B common share as reported for New York Stock Exchange composite transactions on December 8, 2005. The proposed maximum offering price per share would have been less if it had been calculated upon the basis of the average of the high and low prices ($12.52 and $12.30) of a class A common share on that date.

(2) Included in the offering price of the shares being registered hereby. Until the Distribution Date, as defined in the Rights Agreement providing for the preferred share purchase rights, such Rights will be attached to and transferable only with the class A and class B common shares and will be evidenced by the certificates evidencing the class A and class B common shares.

--------------------------------------------------------------------------------
     This Registration Statement shall become effective immediately upon filing as provided in Rule 462(a) under the Securities Act of 1933.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

     The Registrant is incorporating by reference into this Registration Statement the following documents filed by it with the Securities and Exchange Commission (Commission File No. 1-7560):

     o the Registrant's Annual Report on Form 10-K and Form 10-K/A for the fiscal year ended December 31, 2004;

     o the Registrant's Quarterly Reports on Form 10-Q for the quarterly periods ending March 31, 2005, June 30, 2005 and September 30, 2005;

     o the Registrant's Current Reports on Form 8-K dated on the front covers January 1, 2005, March 4, 2005, May 26, 2005, November 3, 2005,
          November 17, 2005 and December 1, 2005;

     o the description of the Registrant's class A common shares which appears in Amendment No. 1, dated June 11, 1998, to its Registration Statement on Form 8-A for the registration of the class A common shares under Section 12(b) of the Securities Exchange Act of 1934;

     o the description of the Registrant's class B common shares which appears in Amendment No. 1, dated June 9, 1998, to its Registration Statement on Form 8-A for the registration of the class B common shares under Section 12(b) of the Securities Exchange Act of 1934; and

     o the description of the preferred share purchase rights which appears in Amendment No. 3, dated June 5, 1998, to the Registrant's Registration Statement on Form 8-A for the registration of the rights under Section 12(b) of the Securities Exchange Act of 1934.

     In addition, all documents subsequently filed by the Registrant pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold, or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in and made a part of this Registration Statement from the date of filing of such documents.

Item 4. Description of Securities.

     Not required. The class A and class B common shares and the preferred share purchase rights are registered under Section 12(b) of the Exchange Act.

Item 5. Interests of Named Experts and Counsel.

     Carter Ledyard & Milburn LLP, New York, New York, has passed upon certain legal matters for the Registrant with respect to this Registration Statement. Robert M. Riggs, who is senior counsel at Carter Ledyard & Milburn LLP, having recently retired as a partner in that firm, is a director of the Registrant and the beneficial owner of 16,106 class A common shares, plus 8,000 shares issuable upon exercise of stock options.

Item 6. Indemnification of Directors and Officers.

     Bye-Law 119 of the Registrant provides as follows (references therein to the Company are references to the Registrant and references to the Act mean Bermuda's Companies Act 1981 and such other statutory corporate enactments in Bermuda as are from time to time in force concerning companies insofar as the same applies to the Company):

          "119. (a) Subject to the proviso below, every Director and other officer of the Company and every member of a committee duly constituted under Bye-Law 86 shall be indemnified out of the funds of the Company against all civil liabilities, loss, damage or expense (including but not limited to liabilities under contract, tort and statute or any applicable foreign law or regulation and all reasonable legal and other costs and expenses properly payable) incurred or suffered by him as such Director, officer or committee member and the indemnity contained in this Bye-Law shall extend to any person acting as a Director, officer or committee member in the reasonable belief that he has been so appointed or elected notwithstanding any defect in such appointment or election; provided that the indemnity contained in this Bye-Law shall not extend to any matter which would render it void pursuant to the Act.

          "(b) Every Director and other officer of the Company and every member of a committee duly constituted under Bye-Law 86 shall be indemnified out of the funds of the Company against all liabilities incurred by him as such Director, officer or committee member in defending any proceedings, whether civil or criminal, in which judgment is given in his favour, or in which he is acquitted, or in connection with any application under the Act in which relief from liability is granted to him by the Court.

          "(c) Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the Company in advance of the final disposition of such action, suit or proceeding as authorized by the Directors in the specific case upon receipt of an undertaking by or on behalf of a Director or other officer of the Company or a member of a committee duly constituted under Bye-Law 86 to repay such amount unless it shall be ultimately determined that such Director, officer or committee member is entitled to be indemnified by the Company pursuant to these Bye-Laws or otherwise.

          "(d) To the extent that any Director, officer or member of a committee duly constituted under Bye-Law 86 is entitled to claim an indemnity pursuant to these Bye-Laws in respect of amounts paid or discharged by him, the relative indemnity shall take effect as an obligation of the Company to reimburse the person making such payment or effecting such discharge."

     Reference is made to the Indemnification Agreement (Exhibit 99.1 to this Registration Statement) concerning the indemnification by the Registrant of its authorized representative in the United States for purposes of this Registration Statement.

     The Registrant also maintains directors' and officers' liability and corporate reimbursement insurance. Such insurance, subject to annual renewal and certain rights of the insurer to terminate, provides an aggregate maximum of $40,000,000 of coverage to directors and officers of the Registrant and its subsidiaries, against claims made during the policy period.

Item 7. Exemption from Registration Claimed.

     Not applicable.

Item 8. Exhibits.

     The index to exhibits appears on the page immediately following the signature pages of this Registration Statement.

Item 9. Undertakings.

     (1) The undersigned Registrant hereby undertakes:

          (a) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

               (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

               provided,  however,  that, paragraphs (a)(1)(i) and (a)(1)(ii) do
          not  apply  if  the   information   required   to  be  included  in  a
          post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement;

               (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

          (b) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

          (c) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

          (d) that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

          (e) that, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities pursuant to this registration statement, regardless of the underwriting method used, if the securities are offered or sold to such purchaser by means of any communication that is an offer in the offering made by the undersigned Registrant to the purchaser, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser.

     (2) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the under-signed, thereunto duly authorized, in Hamilton, Bermuda on the 9th day of December, 2005.

                                             SEA CONTAINERS LTD.



                                             By: /s/ Ian C. Durant
                                                 -----------------
                                                 Ian C. Durant
                                                 Senior Vice President- Finance,
                                                 Chief Financial Officer and
                                                 Interim Chief Executive Officer

     Each person whose signature appears below hereby constitutes James B. Sherwood, Robert M. Riggs, Ian C. Durant and Edwin S. Hetherington, and each of them singly, his true and lawful attorneys-in-fact with full power to sign on behalf of such person, in the capacities indicated below, any and all amendments to this registration statement, and generally to do all such things in the name and on behalf of such person, in the capacities indicated below, to enable the Registrant to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission thereunder, hereby ratifying and confirming the signature of such person as it may be signed by said attorneys-in-fact, or any of them, to any and all amendments to this registration statement.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
registration statement and the above power of attorney have been signed below by the following persons in the capacities indicated on December 9, 2005.


     Signature                                 Title
     ---------                                 -----

 /s/ James B. Sherwood
 ---------------------
 James B. Sherwood                           President and Director
                                             (Co-Principal Executive Officer)

 /s/ Ian C. Durant
 -----------------
 Ian C. Durant                               Interim Chief Executive Officer,
                                             Senior Vice President -
                                             Finance and Chief Financial Officer
                                             (Co-Principal Executive Officer,
                                             Principal Financial and Accounting
                                             Officer)

     Signature                                 Title
     ---------                                 -----

 /s/ John D. Campbell
 --------------------
 John D. Campbell                            Director

 /s/ W. Murray Grindrod
 ----------------------
 W. Murray Grindrod                          Director

 /s/ Robert M. Riggs
 -------------------
 Robert M. Riggs                             Director and Authorized
                                             Representative in the
                                             United States

 /s/ Charles N.C. Sherwood
 -------------------------
 Charles N.C. Sherwood                       Director

 /s/ Michael J.L. Stracey
 ------------------------
 Michael J.L. Stracey                        Director

                                  EXHIBIT INDEX


Exhibit                            Description
Number
-------     -----------------------------------------------------------------


4.1 Schedule 1 and Schedule 2 to the bye-laws of the Registrant, as amended through June 6, 2001.(1)

4.2 Rights Agreement between the Registrant and BankBoston, N.A., as Rights Agent, dated as of May 9, 1988, and amended and restated as of June 1, 1998.(2)

5           Opinion of Appleby Spurling Hunter

23.1        Consent of Deloitte & Touche LLP

23.2        Consent of Deloitte & Touche LLP

23.3        Consent of Appleby Spurling Hunter (including in Exhibit 5)

24 Powers of Attorney (included in the signature page of this Registration Statement)

99.1        Indemnification Agreement between the Registrant and Robert M. Riggs

99.2        Sea Containers Ltd. 2004 Stock Option Plan.

-------------------

(1) Incorporated by reference to Exhibit 3(b) to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2003 (Commission File No. 1-7560).

(2) Incorporated by reference to Exhibit 6 to Amendment No. 3, dated June 5, 1998, to the Registrant's Registration Statement on Form 8-A for the registration of the Registrant's Preferred Share Purchase Rights under
         Section 12(b) of the Securities Exchange Act of 1934 (Commission File No. 1-7560).